Exhibit 10.1

Chicago Dallas Detroit Dubai Düsseldorf London Los Angeles Milan Munich New York Paris San Francisco Shanghai Tokyo Washington, DC

March 29, 2011

Mr. Gregory Burns
Chief Executive Officer
Clark Holdings, Inc.
373 Park Avenue, 6th Floor
New York, NY 10016

Re:        Agreement for the Provision of Services – First Amendment

Dear Greg:

This letter represents the first amendment (“First Amendment”) to the agreement between AlixPartners, LLP, a Delaware limited liability partnership (“AlixPartners”) and Clark Holdings, Inc. (“Clark” or the “Company”) dated November 29, 2010 (the “Engagement Letter”).  Unless otherwise modified herein, the terms and conditions of the Engagement Letter remain in full force and effect.

*      *      *

Christian Cook will continue in his role as Interim President & Chief Operating Officer of the Company through April and May, 2011, and the Company shall have the option to extend Mr. Cook’s services through June, 2011.

Rick Tullio’s service as Executive Vice President, Purchased Transportation for the Company’s subsidiary, Clark Group, will end on March 31, 2011.

Schedule 1 of the Engagement Letter is amended as follows:

1.
Fees:  AlixPartners commits to a monthly rate of $65,000 for the months of April and May, 2011 for the services of Christian Cook.  Should the Company elect to extend Mr. Cook’s services beyond May 2011 the monthly rate will be $85,000 for June, 2011.  Fees shall be paid as follows:

April 1, 2011	$32,500
April 15, 2011	$32,500
May 1, 2011	$32,500
May 15, 2011	$32,500
June 1, 2011 (at Company’s option)	$42,500
June 15, 2011 (at Company’s option)	$42,500

40 West 57th Street  |  29th Floor  |  New York, NY  |  10019  |  212.490.2500  |  212.490-1344 fax  |  www.alixpartners.com

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Mr. Gregory Burns
March 29, 2011

In the event that changes occur with respect to scope, assumptions and/or personnel requirements, including those due to unforeseen events, the parties shall meet in good faith and agree to a revised fee arrangement.

2.
Sale Fee:  In addition to the monthly fees, AlixPartners will be compensated for its efforts by the payment of a Sale Fee.  The Company understands and acknowledges that the Sale Fee is an integral part of AlixPartners’ compensation for the engagement.

Sale Fee in connection with the sale of the Company (“Sale Fee”):  If the Company is sold, Clark will pay AlixPartners a Sale Fee based on the Transaction Price (defined below) of the Company.  The Sale Fee will be paid according to the following schedule:

Transaction Price	Sale Fee
Minimum	$75,000
[*]	$160,000
[*]	$210,000
[*]	$260,000
[*]	$310,000
[*]	$415,000
[*]	$430,000
[*]	$445,000
[*]	$460,000
[*]	$475,000
Over [*]	$490,000

If this engagement is completed or terminated, AlixPartners shall remain entitled to its Sale Fee payable in connection with the engagement if the Company is sold within a period of 12 months from the date of completion or termination.

The Transaction Price is defined as the total consideration paid to the Company and its shareholders, including cash, debt assumed, deferred or contingent purchase price, or other consideration, if any, that comprises the amount necessary to consummate the transaction.

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Mr. Gregory Burns
March 29, 2011

The Sale Fee shall be paid out of the proceeds at the closing of the transaction.

If these terms meet with your approval, please sign and return the enclosed copy of this First Amendment.

We look forward to our continuing relationship with you.

Sincerely yours,

AlixPartners, LLP

/s/ Paul C. Svindland
Paul C. Svindland
Managing Director

Acknowledged and Agreed to:

CLARK HOLDINGS, INC.

By:	/s/ Gregory E. Burns

Its:	Chief Executive Officer

Dated:	March 29, 2011

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.